EXHIBIT 4.1

EXECUTION COPY

EIGHTH AMENDMENT TO RECEIVABLES SALE AGREEMENT

This EIGHTH AMENDMENT TO RECEIVABLES SALE AGREEMENT, dated as of March 20, 2012 (this “Amendment”), is entered into among GE CAPITAL RETAIL BANK, a federal savings bank organized under the laws of the United States (“GECRB”), PLT HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“PLT Holding”), RFS HOLDING, INC., a Delaware corporation (“RFS Inc.”), and RFS HOLDING, L.L.C., a limited liability company organized under the laws of the State of Delaware (“Buyer”), pursuant to the Receivables Sale Agreement referred to below.

WITNESSETH:

WHEREAS GECRB and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003, as amended by the Omnibus Amendment No. 1 to Securitization Documents, dated as of February 9, 2004, the RSA Assumption Agreement and Second Amendment to Receivables Sale Agreement, dated as of February 7, 2005, the Third Amendment to Receivables Sale Agreement, dated as of December 21, 2006, the Fourth Amendment to Receivables Sale Agreement, dated as of May 21, 2008, the Designation of Removed Accounts and Fifth Amendment to Receivables Sale Agreement, dated as of December 29, 2008, and the Designation of Removed Accounts and Sixth Amendment to Receivables Sale Agreement, dated as of February 26, 2009, and the Seventh Amendment to Receivables Sale Agreement, dated as of November 23, 2010 (as amended, the “Receivables Sale Agreement”); and

WHEREAS Buyer and GECRB desire to amend the Receivables Sale Agreement as set forth herein to add each of PLT Holding and RFS Inc. as an additional Seller under the Receivables Sale Agreement, and PLT Holding and RFS Inc. each desires to agree to the obligations of a Seller under the Receivables Sale Agreement to the extent provided herein;

NOW, THEREFORE, GECRB, PLT Holding, RFS Inc. and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Receivables Sale Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2. Amendment to Receivables Sale Agreement.

(a) In accordance with Section 2.8 of the Receivables Sale Agreement, each of PLT Holding and RFS Inc. shall be added as an additional Seller under the Receivables Sale Agreement; provided that each of PLT Holding and RFS Inc. shall only be deemed to be a “Seller” (as defined in the Receivables Sale Agreement), in each case solely to the extent provided herein.

(b) On March 21, 2012, GECRB, RFS Inc. and PLT Holding shall execute an Assignment with respect to the designation of certain Additional Accounts (the “Subject Accounts”), the existing Receivables arising in which have been transferred by GECRB to PLT Holding pursuant to that certain Receivables Purchase Agreement, dated as of February 26, 2009 (the “Subject Receivables”). Such Assignment shall be in substantially the form of Exhibit A hereto, and shall constitute an Assignment under the Receivables Sale Agreement notwithstanding any deviation from the form attached as Exhibit A to the Receivables Sale Agreement.

(c) For purposes of the Receivables Sale Agreement, with respect to the Subject Receivables, references to the Seller in the definitions of “Eligible Receivable”, “Material Adverse Effect”, “Principal Collections”, “Transfer Date”, “Transferred Asset” and “Transferred Receivable” shall mean PLT Holding.

(d) PLT Holding shall comply with the obligations of, and shall have the rights and benefits of a Seller, pursuant to Sections 2.1(a)-(b), 2.3, 2.4, 2.5, 6.1(c)-(g), 6.2(b)-(d), 6.3(a) and 6.3(c)-(e), and Article VII of the Receivables Sale Agreement and references to the “Seller” in such provisions shall mean and refer to PLT Holding, in each case solely with respect to the Subject Receivables and related Transferred Assets; provided that:

(i) the Purchase Price for the Subject Receivables shall be payable in cash pursuant to the Assignment;

(ii) the amount of all adjustments required to be made with respect to the Subject Receivables pursuant to Section 2.5 of the Receivables Sale Agreement and the purchase price for any Subject Receivables that become Ineligible Receivables pursuant to Section 6.1(d) of the Receivables Sale Agreement shall be payable by PLT Holding in cash not later than the Payment Date following the Monthly Period in which the adjustment occurs or the repurchase obligation arises;

(iii) in the event of breach of a representation or warranty that gives rise to a reassignment pursuant to Section 6.1(f) of the Receivables Sale Agreement, each of GECRB and PLT Holding shall only be required to repurchase the portion of Transferred Receivables transferred by it, and in the case of PLT Holding, the purchase price payable by PLT Holding shall be determined in accordance with Section 6.1(e) of the Receivables Sale Agreement as if the related Transferred Receivables were Ineligible Receivables;

(iv) notwithstanding anything to the contrary in Section 7.6 of the Receivables Sale Agreement, no amendment or modification of the Receivables Sale Agreement shall require the written agreement or consent of PLT Holding unless such amendment or modification shall have a material adverse affect on the rights of PLT Holding under the Receivables Sale Agreement.

(e) For the avoidance of doubt, to the extent that RFS Inc. has acquired any right, title or interest in any Subject Receivable or Transferred Asset related thereto, , RFS Inc. agrees to transfer, assign, set over and otherwise convey to Buyer, without recourse, all of its right, title and interest in, to and under, all Subject Receivables and related Transferred Assets (collectively, the “Subject Assets”) pursuant to the Assignment referenced in subsection 2(b). RFS Inc. intends that the transfer described in this clause (e) and the related Assignment shall constitute a contribution by RFS Inc. to Buyer and not a loan by RFS Inc. to Seller secured by the Subject Assets. Notwithstanding anything to the contrary set forth in this paragraph, if a court of competent jurisdiction determines that any transaction provided for herein or in the related Assignment constitutes a loan and not a sale, then RFS Inc. and Buyer intend that this Agreement shall constitute a security agreement under applicable law and that RFS Inc. shall be deemed to have granted, and RFS Inc. hereby grants, to Buyer a first priority lien and security interest in and to all of RFS Inc.’s right, title and interest in, to and under the Subject Assets, subject only to Permitted Encumbrances. The extent of RFS Inc.’s role as a “Seller” under the Agreement shall be limited to the extent set forth in this clause (e), and RFS Inc. shall have no other obligation under the Receivables Sale Agreement.

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(f) To induce Buyer to accept the Subject Receivables, PLT Holding makes the representations and warranties in Section 6.1 of the Receivables Sale Agreement on the Transfer Date for the Subject Receivables; provided that the representation made by PLT Holding in subsections 6.1(a)(i) and (ii) shall be modified as follows:

(i) Valid Existence; Power and Authority. Seller (A) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (B) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification and where the failure to be so qualified or in good standing would have a Material Adverse Effect; and (C)  has all requisite power and authority to execute, deliver and perform its obligations under this Agreement.

(ii) UCC Information. The true legal name of Seller as registered in the jurisdiction of its organization, and the current location of Seller’s jurisdiction of organization and the address of its chief executive office are set forth in Schedule 6.1(a) to this Amendment. In addition, Schedule 6.1(a) to this Amendment lists Seller’s (A) federal employer identification number and (B) charter number or organizational identification number as designated by the jurisdiction of its organization, as applicable.”

(f) For purposes of Section 7.1, the notice address for each of PLT Holding and RFS Inc. is:

777 Long Ridge Road, Building B, 3rd Floor
Stamford, CT 06927
Attention: Manager - Securitization
Telephone: (203) 585-6838
Facsimile: 1-866-742-2110

3. Representations and Warranties of Sellers. Each of GECRB, RFS Inc. and PLT Holding hereby represents and warrants to Buyer as of the date hereof:

(a) Legal, Valid and Binding Obligation. This Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity); and

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(b) No Material Adverse Effect. This Amendment does not materially adversely affect the interests of the Issuer or any of the Issuer’s creditors.

4. Effectiveness. This Amendment shall become effective as of the date first written above; provided that Buyer, PLT Holding, RFS Inc. and GECRB shall have executed a counterpart of this Amendment.

5. Binding Effect; Ratification. (a) On and after the execution and delivery hereof, (i) this Amendment shall be a part of the Receivables Sale Agreement and (ii) each reference in the Receivables Sale Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Receivables Sale Agreement, shall mean and be a reference to such Receivables Sale Agreement as amended hereby.

(b) Except as expressly amended hereby, the Receivables Sale Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

6. No Proceedings. Until the date one year plus one day following the date on which all amounts due with respect to securities rated by a Rating Agency that were issued by any entity holding Transferred Assets or an interest therein have been paid in full in cash, none of GECRB, RFS Inc. nor PLT Holding shall, directly or indirectly, institute or cause to be instituted against Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law; provided that the foregoing shall not in any way limit GECRB’s, RFS Inc.’s or PLT Holding’s right to pursue any other creditor rights or remedies that GECRB, RFS Inc. or PLT Holding may have under any applicable law. The Receivables Sale Agreement and obligations of GECRB, RFS Inc. and PLT Holding under this Section 6 shall survive the termination of this Agreement.

7. Miscellaneous. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment.

(c) This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered electronically.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

RFS HOLDING, L.L.C., as Buyer By _/s/ Vishal Gulati__________ Name: Vishal Gulati Title: Vice President

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GE CAPITAL RETAIL BANK, Seller By: /s/ Michael Lagnese _____ Name: Michael Lagnese Title: Sr. Vice President Finance

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PLT HOLDING, L.L.C., Seller By _/s/ David Schulz__________ Name: David Schulz Title: Vice President

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RFS HOLDING, INC., Seller By _/s/ Vishal Gulati__________ Name: Vishal Gulati Title: Vice President

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SCHEDULE 6.1(a)

Legal Name

PLT Holding, L.L.C.

Jurisdiction of Organization

Delaware

Address of Principal Place of Business

777 Long Ridge Road, Building B, 3rd Floor
Stamford, CT 06927

Federal Employer Identification Number

26-0263703

Organizational Identification Number

4359501

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EXHIBIT A

FORM OF ASSIGNMENT NO. ____ OF RECEIVABLES
IN ADDITIONAL ACCOUNTS

(As required by Section 2.6 of the Agreement)

ASSIGNMENT No. ____ OF RECEIVABLES IN ADDITIONAL ACCOUNTS (this “Assignment”) dated as of March 21, 2012, by and among PLT HOLDING, L.L.C., a Delaware limited liability company (“PLT Holding”), RFS HOLDING, INC., a Delaware corporation (“RFS Inc.”), GE CAPITAL RETAIL BANK, a federal savings bank organized under the laws of the United States (“GECRB”), and RFS HOLDING, L.L.C., a Delaware limited liability company (“Buyer”), pursuant to the Agreement referred to below.

W I T N E S S E T H :

WHEREAS, GECRB and Buyer are parties to the Receivables Sale Agreement, dated as of June 27, 2003 (as it may be amended and supplemented from time to time the “Agreement”);

WHEREAS, GECRB, PLT Holding, RFS Inc. and Buyer are parties to the Eighth Amendment to Receivables Sale Agreement, dated as of March 20, 2012 (the “Eighth Amendment”), pursuant to which each of PLT Holding and RFS Inc. was designated as a “Seller” under the Agreement;

WHEREAS, pursuant to the Agreement, GECRB, RFS Inc. and PLT Holding wish to designate Additional Accounts to be included as Accounts and to convey the Transferred Receivables in such Additional Accounts that have been designated “Additional Accounts” pursuant to the Agreement, whether now existing or hereafter created, to Buyer (as each such term is defined in the Agreement); and

WHEREAS, Buyer is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, GECRB, PLT Holding, RFS Inc. and Buyer hereby agree as follows:

1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Addition Date” means, with respect to the Additional Accounts designated hereby, March 21, 2012.

“Addition Cut-Off Date” means, with respect to Additional Accounts designated hereby, March 18, 2012.

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2. Designation of Additional Accounts. The Accounts listed on Schedule 1 to this Assignment have been designated “Additional Accounts” pursuant to the Agreement. Schedule 1 to this Assignment, as of the Addition Date, shall supplement Schedule 1 to the Agreement as required by Section 2.1(b) of the Agreement.

3. Conveyance of Receivables. (a) PLT Holding does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Receivables in such Additional Accounts existing at the close of business on the Addition Date, the Related Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(a) RFS Inc. does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Receivables in such Additional Accounts existing at the close of business on the Addition Date, the Related Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(b) GECRB does hereby transfer, assign, set over and otherwise convey, without recourse except as set forth in this Agreement, to Buyer, all its right, title and interest in, to and under the Receivables in such Additional Accounts created from time to time after the Addition Date until the Agreement Termination Date, the Related Security and Collections with respect thereto and related Recoveries, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and all proceeds of the foregoing. The foregoing does not constitute and is not intended to result in the creation or assumption by Buyer of any obligation of any Originator, any Seller or any other Person in connection with the Accounts or the Transferred Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, Retailers, clearance systems or insurers.

(c) Each of PLT Holding, RFS Inc. and GECRB, as applicable, agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables in Additional Accounts existing on the Addition Date and thereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to Buyer, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to Buyer within ten (10) days of the Addition Date. Buyer shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

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(d) In connection with such assignment, GECRB further agrees, at its own expense, on or prior to the date of this Assignment, to indicate and cause Servicer to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to Buyer pursuant to the Agreement and this Assignment.

(e) The parties hereto intend that each transfer of the Transferred Assets shall constitute a sale by PLT Holding, RFS Inc. and GECRB to Buyer and not a loan by Buyer to any of PLT Holding, RFS Inc. or GECRB secured by the Transferred Assets.  Notwithstanding anything to the contrary set forth in this subsection 3(f), if a court of competent jurisdiction determines that any transaction provided for herein constitutes a loan and not a sale, then each of PLT Holding, RFS Inc., GECRB and Buyer intend that this Assignment shall constitute a security agreement under applicable law and that each of PLT Holding, RFS Inc. and GECRB shall be deemed to have granted, and each of PLT Holding, RFS Inc. and GECRB hereby grants, to Buyer a first priority lien and security interest in and to all of PLT Holding’s, RFS Inc.’s and GECRB’s, as applicable, right, title and interest in, to and under the Transferred Assets, subject only to Permitted Encumbrances.

4. Acceptance by Buyer. Buyer hereby acknowledges its acceptance of all right, title and interest to the property, existing on the Addition Date and thereafter created, conveyed to Buyer pursuant to Sections 3(a) and (b) of this Assignment. Buyer further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Sellers delivered to it the Account Schedule described in Section 2 of this Assignment.

5. Representations and Warranties of Sellers. Each of GECRB, RFS Inc. and PLT Holding (or, in the case of the representation in clause (b), only PLT Holding) hereby represents and warrants to Buyer as of the Addition Date:

(a) This Assignment constitutes a legal, valid and binding obligation of such Seller enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) each of the Transferred Receivables satisfies the criteria for an Eligible Receivable as of the Addition Cut-Off Date;

(c) each Additional Account is, as of the Addition Cut-Off Date, an Eligible Account,

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(d) no selection procedures believed by such Seller to be materially adverse to the interests of Buyer or any of its creditors were utilized in selection the Additional Accounts from the available Eligible Accounts;

(e) as of the Addition Date, such Seller is solvent;

(f) the Account Schedule delivered pursuant to this Assignment is an accurate and complete listing in all material respects of all the Accounts as of the related Addition Cut-Off Date, and the information contained therein with respect to the identity of such Accounts and the Transferred Receivables existing in such Accounts, is true and correct in all material respects as of the Addition Cut-Off Date;

(g) the Agreement and this Assignment create a valid and continuing security interest in the Receivables in the Additional Accounts and the Related Security and in Collections and Recoveries with respect thereto, together with all monies due or to become due and all amounts received or receivable with respect thereto and Insurance Proceeds relating thereto and the proceeds thereof in favor of Buyer, which security interest (x) is enforceable against such Seller, as such enforceability may be limited by applicable Debtor Relief Laws, now or hereafter in effect, and by general principles of equity (whether considered in a suit at law or in equity) and (y) upon filing of the financing statements described herein and, in the case of Transferred Receivables thereafter created, upon the creation thereof, will be prior to all other Liens (other than Permitted Encumbrances);

(h) the Transferred Receivables constitute “accounts” or “general intangibles” within the meaning of UCC Section 9-102;

(i) immediately prior to the conveyance of the Receivables pursuant to this Agreement, such Seller owns and has good and marketable title to, or has a valid security interest in, the Receivables free and clear of any Lien, claim or encumbrance of any Person, (other than Permitted Encumbrances); and

(j) subject to Permitted Encumbrances, other than the transfer and assignment and the security interest granted to Buyer pursuant to this Agreement, such Seller had not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Transferred Receivables. Such Seller has not authorized the filing of and is not aware of any financing statements against Seller that included a description of collateral covering the Transferred Receivables, that has not been released.

6. Amendment of the Agreement. The Agreement is hereby amended to provide that all references therein to “this Agreement” and “herein” shall be deemed from and after the Addition Date to be a dual reference to the Agreement as supplemented by this Assignment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms.

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7. Counterparts. This Assignment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

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IN WITNESS WHEREOF, the undersigned have caused this Assignment of Transferred Receivables in Additional Accounts to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

PLT HOLDING, L.L.C., Seller

By:_________________________________

Name:______________________________
Title:_______________________________

GE CAPITAL RETAIL BANK, Seller

By:_________________________________

Name:______________________________
Title:_______________________________

RFS HOLDING, INC., Seller By:_________________________________ Name:______________________________ Title:_______________________________
RFS HOLDING, L.L.C., Buyer By:_________________________________ Name:______________________________ Title:_______________________________

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Schedule I
to Assignment of Transferred Receivables
in Additional Accounts

ADDITIONAL ACCOUNTS

This Account Schedule relating to Additional Accounts consists of computer data files listing the “Additional Accounts” designated pursuant to the Agreement and such computer files have been posted on a shared network drive to which the Buyer has access on the Addition Date and is incorporated herein. Upon request, PLT Holding shall provide a compact disk listing such data to Buyer or any Person permitted to receive the Account Schedule pursuant to Section 2.2 of the Agreement. The aggregate amount of Principal Receivables in the Additional Accounts described therein as of the close of business on the related Addition Cut-Off Date is approximately $[_________].

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